As filed with the United States Securities and Exchange Commission on April 13, 2023

Registration No. 333-262189

Registration No. 333-262194

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-262189

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-262194

UNDER

THE SECURITIES ACT OF 1933

FATHOM DIGITAL MANUFACTURING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3990	98-1571400
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1050 Walnut Ridge Drive

Hartland, WI 53029

Telephone: (262) 367-8254

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Martin

Chief Executive Officer

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, WI 53029

Telephone: (262) 367-8254

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Steven J. Gavin

Matthew F. Bergmann

James R. Brown

Winston & Strawn LLP

35 West Wacker Drive Chicago, Illinois 60601

(312) 558-5600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND STATEMENT PURSUANT TO RULE 429

Fathom Digital Manufacturing Corporation (the “Company”) is filing a single prospectus as part of the Prior Registration Statements (as defined below), pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). On January 14, 2022, the Company filed a registration statement on Form S-1 (Registration No. 333-262189), as amended on January 27, 2022, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 28, 2022 (the “First Registration Statement”). Also on January 14, 2022, the Company filed another registration statement on Form S-1 (Registration No. 333-262194), as amended on January 27, 2022, which was subsequently declared effective by the SEC on January 28, 2022 (together with the First Registration Statement, the “Prior Registration Statements”).

Pursuant to Rule 429 under the Securities Act, this post-effective amendment to the Prior Registration Statements (this “Post-Effective Amendment”) is being filed by the Company to convert the Prior Registration Statements on Form S-1 into registration statements on Form S-3. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filings of the Prior Registration Statements.

The information in this preliminary prospectus is not complete and may be changed. The Common Stock underlying the Warrants may not be issued, and the Selling Securityholders may not sell these securities, until the registration statement filed with the U.S. Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 13, 2023

PRELIMINARY PROSPECTUS

52,423,250 SHARES OF CLASS A COMMON STOCK

9,900,000 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK

18,525,000 SHARES OF CLASS A COMMON STOCK UNDERLYING WARRANTS TO PURCHASE CLASS A COMMON STOCK AND

90,570,234 SHARES OF CLASS A COMMON STOCK UNDERLYING CLASS B COMMON STOCK

FATHOM DIGITAL MANUFACTURING CORPORATION

This prospectus relates to the resale from time to time by the Selling Securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of: (i) up to 36,661,014 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), issued to certain of the Legacy Fathom Owners in connection with the closing of the Business Combination (as defined herein), (ii) up to 4,770,000 shares of Class A common stock held by Altimar Sponsor II, LLC (the “Sponsor”) and the other Altimar II Founders following the closing of the Business Combination, (iii) up to 2,724,736 Earnout Shares issued to certain Legacy Fathom Owners and (iv) up to 1,267,500 Sponsor Earnout Shares. This prospectus also covers the (a) the resale of up to 9,900,000 Private Placement Warrants to purchase shares of Class A common stock held by the Sponsor, (b) the issuance by us of up to 18,525,000 shares of Class A common stock upon the exercise of outstanding Public Warrants and Private Placement Warrants to purchase shares of Class A common stock and (c) the resale by certain of the Legacy Fathom Owners of up to 90,570,234 shares of Class A common stock issuable upon the exchange of New Fathom Units (together with a corresponding number of shares of Class B common stock) held by such Legacy Fathom Owners (including 6,275,264 Earnout Shares presently represented in the form of unvested New Fathom Units). Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the section of this prospectus entitled ”Selected Definitions.”

This prospectus also relates to the offer and resale from time to time by certain of the Selling Securityholders named in this prospectus of up to 7,000,000 shares (the “PIPE Shares”) of the Class A common stock which were issued to them in private placements immediately prior to the consummation of the Business Combination.

The Selling Securityholders may offer, sell or distribute all or a portion of the shares of Class A common stock and Private Placement Warrants registered for resale hereby publicly or through private transactions at prevailing market prices or at negotiated prices.

We provide more information about how the Selling Securityholders may sell their securities in the section of this prospectus entitled “Plan of Distribution.”

We will receive the proceeds from any exercise of Warrants for cash, but not from the resale of the shares of Class A common stock or Private Placement Warrants by the Selling Securityholders.

We will pay certain offering fees and expenses in connection with the registration for resale of the Class A common stock and Private Placement Warrants covered by this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Class A common stock and Private Placement Warrants.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our Class A common stock or Warrants.

Our Class A common stock is currently listed on the New York Stock Exchange (the “NYSE”) and trades under the symbol “FATH.” Our Public Warrants are currently listed on the NYSE and trade under the symbol “FATH.WS.” On April 12, 2023, the closing sale price of our common stock was $0.57 per share and the closing price of our Public Warrants was $0.04 per Public Warrant.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under applicable federal securities laws, and as such, are subject to certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE REFERRED TO IN THE “RISK FACTORS” SECTION APPEARING ON PAGE 7 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued or resold under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April     , 2023.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have taken no actions that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell the Class A common stock and Private Placement Warrants offered by them described in this prospectus. We will receive the proceeds from any exercise of Warrants for cash, but will not receive any proceeds from the resale of Class A common stock or Private Placement Warrants by the Selling Securityholders.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not a solicitation of an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in this prospectus under the section entitled “Where You Can Find More Information.”

ii

SELECTED DEFINITIONS

When used in this Prospectus, unless the context otherwise requires:

•	“Altimar II” refers to Altimar Acquisition Corp. II, a blank check company incorporated as a Cayman Islands exempted company.

•	“Altimar II IPO” refers to Altimar II’s initial public offering of its units, Public Shares and Public Warrants pursuant to the IPO registration statement, completed on February 9, 2021.

•

“Altimar II Founders” refers to the Sponsor and the following former seven members of the board of directors of Altimar II: Kevin Beebe, Payne Brown, Rick Jelinek, Roma Khanna, Michael Rubenstein, Vijay Sondhi and Michael Vorhaus and each of their respective permitted transferees and assigns.

•

“BCA” or “Business Combination Agreement” refers to the Business Combination Agreement, dated as of July 15, 2021 and amended as of November 16, 2021, by and among Altimar II, Fathom OpCo and the other parties thereto.

•	“Board” refers to Fathom’s board of directors.

•	“Business Combination” refers to the transactions contemplated by the BCA.

•	“Bylaws” refers to the amended and restated bylaws of Fathom, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•	“Charter” refers to the certificate of incorporation of Fathom, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•

“Class A common stock” refers to the Class A common stock, par value $0.0001 per share, of Fathom, including any shares of such Class A common stock issuable upon the exercise of any Warrant or other right to acquire shares of such Class A common stock.

•

“Class B common stock” refers to the non-economic, voting Class B common stock, par value $0.0001 per share, of Fathom, including any shares of such Class B common stock issuable upon the exercise of any right to acquire shares of such Class B common stock.

•	“Closing” refers to the closing of the Business Combination.

•	“common stock” refers to shares of the Class A common stock and the Class B common stock, collectively.

•	“Company,” “our,” “we” or “us” refers, prior to the consummation of the Business Combination, to Altimar II or Fathom OpCo, as the context suggests, and, following the Business Combination, to Fathom.

•	“Continuing Fathom Unitholders” refers to equity owners of Fathom OpCo that continue to hold equity in Fathom OpCo following the Business Combination.

•	“CORE Investors” refers to CORE Industrial Partners Fund I, L.P. and CORE Industrial Partners Fund I Parallel, L.P.

•	“DGCL” refers to the Delaware General Corporation Law, as amended.

•	“dollars” or “$” refers to U.S. dollars.

•

“Domestication” refers to the continuation of Altimar II by way of domestication of Altimar II into a Delaware corporation on December 23, 2021 immediately prior to the Closing, with the ordinary shares of Altimar II becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Act and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of our Charter, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms) consistent with the DGCL and changing the name and registered office of Altimar II.

•

“Earnout Shares” means (a) a number of shares of Class A common stock and New Fathom Units, in the aggregate equal to 3,000,000, subject to a $12.50 volume weighted average price vesting threshold as set forth in the Investor Rights Agreement or Fathom Operating Agreement, as applicable, (b) a number of shares of Class A common stock and New Fathom Units, in the aggregate equal to 3,000,000, subject to a $15.00 volume weighted average price vesting threshold as set forth in the Investor Rights Agreement or Fathom Operating Agreement, as applicable, and (c) a number of shares of Class A common stock and New Fathom Units, in the aggregate equal to 3,000,000, subject to a $20.00 volume weighted average price vesting threshold as set forth in the Investor Rights Agreement or Fathom Operating Agreement, as applicable, in each case, to be allocated as set forth on the Allocation Schedule in the BCA.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Fathom” refers to Fathom Digital Manufacturing Corporation, a Delaware corporation and the combined company following the consummation of the Business Combination, and its consolidated subsidiaries.

•

“Fathom Blocker Owners” means CORE Industrial Partners Fund I Parallel, LP, Siguler Guff Small Buyout Opportunities Fund III, LP, Siguler Guff Small Buyout Opportunities Fund III (F), LP, Siguler Guff Small Buyout Opportunities Fund III (C), LP, Siguler Guff Small Buyout Opportunities III (UK), LP, Siguler Guff HP Opportunities Fund II, LP, and Siguler Guff Americas Opportunities Fund, LP.

•	“Fathom OpCo” refers to Fathom Holdco, LLC, a Delaware limited liability company.

•

“Fathom Operating Agreement” refers to the Second Amended and Restated Limited Liability Company Agreement of Fathom OpCo, entered into by and among Fathom OpCo and the other parties thereto as of December 23, 2021 at the Closing, as it may be amended from time to time (as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms).

•	“GAAP” refers to United States generally accepted accounting principles, consistently applied.

•

“Investor Rights Agreement” refers to the Investor Rights Agreement, entered into by and among Fathom and the other parties thereto as of December 23, 2021 at the Closing, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•	“Legacy Fathom Owners” means, collectively, the Fathom Blocker Owners and the Continuing Fathom Unitholders.

•	“MCT” means Midwest Composite Technologies, LLC.

•

“New Credit Agreement” means the credit agreement entered into as of December 23, 2021 in connection with the Closing of the Business Combination, by Fathom OpCo, certain lenders, and JPMorgan Chase Bank, N.A., as administrative agent thereunder, as amended by the First Amendment thereto dated as of November 10, 2022.

•	“New Fathom Units” has the meaning given to the term “Class A Units” in the Fathom Operating Agreement.

•	“NYSE” refers to the New York Stock Exchange.

•	“PIPE Investors” refers to the investors that signed PIPE Subscription Agreements.

•	“PIPE Shares” refers to the 7,000,000 shares of Class A common stock sold to the PIPE Investors pursuant to the Subscription Agreements.

•

“Private Placement Warrants” refers to the warrants acquired by the Sponsor in a private placement simultaneously with the closing of the Altimar II IPO (including ordinary shares issuable upon conversion thereof). Following the Business Combination, the shares issuable upon exercise of the Private Placement Warrants are shares of Fathom’s Class A common stock.

•

“Public Warrants” refers to the warrants issued in the Altimar II IPO, entitling the holder thereof to purchase one of Altimar II’s Class A ordinary shares at an exercise price of $11.50, subject to adjustment. Following the Business Combination, the shares issuable upon exercise of the Public Warrants are shares of Fathom’s Class A common stock.

•

“Registration Rights Agreement” refers to the Registration Rights Agreement, dated December 23, 2021, by and among Fathom and the other parties thereto, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•	“SEC” refers to the U.S. Securities and Exchange Commission.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

•	“Sponsor” refers to Altimar Sponsor II, LLC, a Delaware limited liability company.

•

“Subscription Agreements” refers to the subscription agreements, dated as of July 15, 2021, by and among Altimar II, Fathom OpCo and the PIPE Investors, pursuant to which Altimar II agreed to issue an aggregate of 8,000,000 shares of Class A common stock to the PIPE Investors immediately following the Domestication and before the Closing at a purchase price of $10.00 per share.

•

“Sponsor Earnout Shares” means 1,267,500 shares of Class A common stock held by Sponsor (other than any shares of Fathom common stock issued to the Sponsor that constitute PIPE Shares) that are unvested and restricted and that will vest automatically if (a) the VWAP of the Class A common stock equals or exceeds $12.50 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days and (b) there is a change of control of Fathom, unless the per share consideration to be received by the holders of Class A common stock in such change of control transaction is less than the vesting threshold applicable to the Sponsor Earnout Shares (each event described in (a) and (b), a “Vesting Event”). To the extent that, on or prior to the fifth (5th) anniversary of the Closing Date, a Vesting Event does not occur, all outstanding unvested Sponsor Earnout Shares will automatically be forfeited.

•	“Warrant Agent” refers to Continental Stock Transfer & Trust Company.

•	“Warrant Agreement” means that certain Warrant Agreement, dated as of February 4, 2021, by and between our predecessor entity, Altimar II, and Continental Stock Transfer & Trust Company.

•	“Warrants” refers to the Public Warrants and the Private Placement Warrants.

We disclose certain financial measures in this prospectus that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of Fathom’s business. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. We present these measures to provide a more complete understanding of our performance as our management measures it. In addition, we caution readers that these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Amounts and percentages throughout this prospectus may reflect rounding adjustments and consequently totals may not appear to sum.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus are “forward looking statements.” Statements regarding our expectations regarding the business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus and in our periodic filings are not guarantees of future performance, conditions or results and are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors referred to in the section entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We may face additional risks and uncertainties that are not presently known to us, or that we deem to be immaterial, which may also impair our business, financial condition or prospects. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information referred to in the section entitled “Risk Factors,” and our financial statements. See also the section in this prospectus entitled “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us,” “our” and other similar terms refer to Fathom OpCo and its subsidiaries prior to the Business Combination and to Fathom and its consolidated subsidiaries after giving effect to the Business Combination.

The Company

Fathom, through our operating subsidiary Fathom OpCo, is a leading on-demand digital manufacturing platform in North America, providing comprehensive product development and production part manufacturing to many of the largest and most innovative companies in the world. We have extensive expertise in both additive and traditional manufacturing, enabling our agile, technology-agnostic platform to blend manufacturing technologies and processes to deliver hybridized solutions designed to meet the specific needs of our customers. This flexible problem-solving approach empowers our customers to accelerate their product development cycles, reducing manufacturing lead times for low to mid-volume production.

We combine diverse, scaled manufacturing capabilities and deep technical know-how to enable our customers to get to market faster, putting their design and product goals above the manufacturing limitations often imposed by other service providers. We pair our expertise and manufacturing capabilities with a unified proprietary suite of software—which becomes an extension of the customer’s digital product development and low- to mid-volume production threads. By continuously augmenting our software suite to stay in tune with evolving Industry 4.0 trends, we believe our platform is ideally suited to serve the product development and low- to mid-volume production parts needs of some of the largest and most innovative companies in the world.

Our differentiated strategy focuses on speed, problem solving, adaptive technical responsiveness, and a focus on manufacturing to meet customers’ design intent—allowing our customers to iterate faster and shorten their product development and production cycles from months to days.

Fathom seamlessly blends in-house capabilities of 530+ advanced manufacturing systems across plastic and metal additive technologies (90+ industrial-grade systems), computer numerical control (“CNC”) machining, injection molding and tooling, precision sheet metal fabrication, and design engineering, catering to a broad set of end markets. Fathom’s manufacturing technologies and capacity are further extended through utilization of a selected group of highly qualified suppliers who specialize in injection molding and tooling and CNC machining.

Corporate Information

Fathom’s business was founded in 1984 under the name Midwest Composite Technologies, LLC (“MCT”). Following the merger of MCT and Kemeera, LLC in 2019, the business was rebranded to operate under the “Fathom Digital Manufacturing” name and key technical capabilities were added in direct response to the needs of our largest and most innovative corporate customers. Today, Fathom is the result of the successful integration of 13 complementary companies, acquired over the past three years, creating a robust on-demand digital manufacturing platform with a proven array of additive and traditional manufacturing capabilities.

We are a Delaware corporation. Our principal executive office is located at 1050 Walnut Ridge Drive, Hartland, WI 53029. Our telephone number is (262) 367-8254. Our website is www.fathommfg.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	Fathom Digital Manufacturing Corporation

Resale of Common Stock and Private Placement Warrants

Class A common stock offered by the Selling Securityholders	Up to 152,893,484 shares of Class A common stock (which includes the 9,900,000 shares of Class A common stock underlying the Sponsor’s Private Placement Warrants).

Private Placement Warrants offered by the Selling Securityholders	9,900,000 Private Placement Warrants to purchase 9,900,000 shares of Class A common stock.

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of Class A common stock or Private Placement Warrants by the Selling Securityholders.

Issuance of Common Stock

Class A common stock underlying the Warrants	18,525,000 shares issuable upon exercise of the Warrants to purchase Class A common stock (which includes 9,900,000 shares of Class A common stock underlying the Sponsor’s Private Placement Warrants).

Use of Proceeds	We expect to use the net proceeds from the exercise of the Warrants for cash, if any, for general corporate purposes.

Market for our securities	Our Class A common stock is currently listed on the NYSE under the symbol “FATH.”

Our Public Warrants are currently listed on the NYSE under the symbol “FATH.WS”.

Risk Factors	An investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information referred to under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

All of the shares of our Class A common stock and Private Placement Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of the shares or Private Placement Warrants by the Selling Securityholders.

We will receive up to an aggregate of approximately $213.0 million from the exercise of the Warrants (and the related issuance by us of shares of Class A common stock underlying the Warrants), assuming the exercise in full of all 18,525,000 Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their securities, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Class A common stock or Private Placement Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET PRICE OF OUR COMMON STOCK AND WARRANTS AND DIVIDEND INFORMATION

Market Price of our Common Stock and Public Warrants

Our Class A common stock and Public Warrants are currently listed on NYSE under the symbols “FATH” and “FATH.WS,” respectively. Prior to the consummation of the Business Combination, Altimar II’s Class A ordinary shares and Public Warrants traded on the NYSE under the ticker symbols “ATMR” and “ATMR.WS,” respectively. On April 12, 2023, the closing sale price of our Class A common stock and Public Warrants was $0.57 and $0.04, respectively. The Private Placement Warrants are not listed on any Stock exchange and we do not intend to list the Private Placement Warrants on any exchange or stock market. As of April 12, 2023, there were 32 holders of record of Class A common stock, 2 holders of Class B common stock and 2 holders of record of the Company’s Warrants. Such numbers do not include beneficial owners holding our securities through nominee names. Our Class B common stock is not registered and we do not intend to list the Class B common stock on any exchange or stock market.

Dividend Policy

We have not paid any cash dividends on our common stock to date, and prior to the Business Combination, Altimar II had not paid any dividends on its ordinary shares. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition, and subject to restrictions contained in the New Credit Agreement. The payment of any cash dividends will be within the discretion of our board of directors. Our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

DILUTION

The Selling Securityholders are offering for resale up to 152,893,484 shares of Class A common stock. The resale of the current outstanding shares of Class A common stock under this prospectus will not dilute the ownership interests of existing stockholders.

DESCRIPTION OF FATHOM SECURITIES

Our authorized capital stock consists of 300,000,000 shares of Class A common stock, par value $0.0001 per share; 180,000,000 shares of Class B common stock, par value $0.0001 per share; 10,000,000 shares of Class C common stock, par value $0.0001 per share; and 10,000,000 shares of preferred stock, par value $0.0001 per share.

As of April 12, 2023, we had (i) 69,546,514 shares of Class A common stock outstanding, (ii) 66,692,781 shares of Class B common stock outstanding, (iii) zero shares of Class C common Stock outstanding and (iv) zero shares of Preferred Stock outstanding.

The following summary of our securities and our Charter and our Bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Charter, our Bylaws, the Fathom Operating Agreement and the Warrant Agreement which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Class A common stock

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A common stock will vote together with the holder of Class B common stock and Class C common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, subject to the Investor Rights Agreement and except for certain matters requiring supermajority approval by our Charter as described below under “—Supermajority Approval Requirements,” all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Stockholders do not have the ability to cumulate votes for the election of directors. Our Charter provides for a classified Board consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Notwithstanding the foregoing, to the fullest extent permitted by law, holders of our common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to our Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Proposed Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time on our common stock having dividend rights by our Board out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of Fathom’s debts and other liabilities, subject to pari passu and prior distribution rights of preferred stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other rights. Except as provided in the Investor Rights Agreement (as applicable), the holders of Class A common stock will have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock are subject to those of the holders of any shares of the preferred stock the Company may issue in the future and to the Investor Rights Agreement, as applicable.

Subject to the transfer and exchange restrictions set forth in the Fathom Operating Agreement, holders of New Fathom Units may exchange these units for shares of our Class A common stock, on a one-for-one basis or, at the election of an exchange committee of Fathom OpCo, for cash. When a New Fathom Unit is exchanged, a corresponding share of our Class B common stock, depending on the holder, will automatically be transferred to us and retired for no consideration.

Class B common stock

Voting Rights. Holders of our Class B common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Class B common stock will vote together with holders of Class A common stock and Class C common stock as a single class on all matters presented to Fathom’s stockholders for their vote or approval, except as otherwise required by our Charter and applicable law.

Dividend Rights. Holders of the Class B common stock will not be entitled to dividends in respect of their shares of Class B common stock.

Rights upon liquidation. The holders of shares of Class B common stock, as such, shall not be entitled to receive any assets of Fathom in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs. We refer to the Class B common stock as “vote-only” shares.

Redemption of Class B common stock for Class A common stock. Shares of Class B common stock are redeemable for shares of Class A common stock on the terms and subject to the conditions set forth in the Fathom Operating Agreement. The Company may satisfy its or its affiliates’ obligations in respect of any redemption of shares of Class B common stock under the Fathom Operating Agreement by delivering (either directly or indirectly through an affiliate) to the holder of shares of Class B common stock upon such redemption, in lieu of newly issued shares of Class A common stock, cash in the amount permitted by and provided in the Fathom Operating Agreement or shares of Class A common stock which are held in the treasury of Fathom. All shares of Class A common stock that may be issued upon any such redemption will, upon issuance in accordance with the Fathom Operating Agreement, be validly issued, fully paid and non-assessable. All shares of Class B common stock so redeemed for Class A common stock shall be cancelled.

Other rights. Except as provided in the Investor Rights Agreement (as applicable), the holders of Class B common stock will have no preemptive or other subscription rights. The rights, preferences and privileges of holders of the Class B common stock are subject to those of the holders of any shares of the preferred stock Fathom may issue in the future and to the Investor Rights Agreement, as applicable.

Issuance and Transfer. There will be no further issuances of Class B common stock except in connection with (i) a stock split, stock dividend, reclassification or similar transaction, (ii) an issuance of New Fathom Units or (iii) a Triggering Event occurring with respect to an Earnout Share in the form of a New Fathom Unit. When a New Fathom Unit is exchanged pursuant to the Fathom Operating Agreement, a corresponding share of our

Class B common stock will automatically be transferred to us and retired for no consideration. Class B common stock is not transferable unless a corresponding number of New Fathom Units are simultaneously transferred to the same person.

Preferred Stock

Our Charter authorizes the Board to establish one or more series of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders.

The authority of our Board to issue preferred stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of Fathom and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A common stock. At present, we have no plans to issue any preferred stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of The New York Stock Exchange, which would apply so long as the Class A common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law and our Charter and Bylaws

Certain provisions of our Charter and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

These provisions include:

No Action by Written Consent; Special Meetings of Stockholders. The DGCL permits stockholder action by written consent unless otherwise provided by our Charter. Our Charter precludes holders of common stock from taking action by written consent. If permitted by the applicable certificate of designation, future series of preferred stock may take action by written consent. Our Charter and Bylaws provide that special meetings of stockholders may be called (i) only by the Board or the chairman of the Board pursuant to a written resolution adopted by the affirmative vote of the number of directors equal to a majority of the Board assuming no vacancies or (ii) prior to the date on which the CORE Investors and their affiliates cease to beneficially own in the aggregate (directly or indirectly) at least 25% of the then outstanding Common Stock, by the chairman of the Board at the written request of holders of at least a majority of the then outstanding common stock. Further, any business transacted at any special meeting of stockholders is limited to the purpose or purposes included in the notice may be considered at such special meeting.

Election and Removal of Directors. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the corporation’s certificate of incorporation provides otherwise. Our Charter does not expressly provide for cumulative voting. Directors may be removed, but only for cause (and subject to the Investor Rights Agreement), upon the affirmative vote of holders of 66-2/3% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of designation pursuant to which a particular series of preferred stock is issued may provide holders of that series of preferred stock with the right to elect additional directors. In addition, under our Charter, our Board is divided into three classes of directors, each of which will hold office for a three-year term. The existence of a classified Board could delay a successful tender offeror from obtaining majority control of our Board, and the prospect of that delay might deter a potential offeror.

Supermajority Approval Requirements. Our Charter and Bylaws provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our Charter. In addition, any amendment, alteration, change, addition, rescission or repeal of the Bylaws by our stockholders will require the affirmative vote of holders of 66-2/3% in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a Delaware corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our Charter provides that the following provisions in the Charter may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2/3% (or, 80%, for the provision indicated below) in voting power of all the then- outstanding shares of stock of Fathom entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66-2/3% supermajority vote for stockholders to amend the Bylaws;

•	the provisions providing for the manner of establishing the size of the Board and for a classified Board (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding entering into business combinations with interested stockholders (requiring at least an 80% supermajority vote);

•	the provisions precluding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our Board and newly created directorships;

•	the provisions regarding the establishment of Delaware as the exclusive forum for certain types of legal proceedings against Fathom, its directors, officers and employees;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66-2/3% supermajority vote.

The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Authorized but Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of The New York Stock Exchange. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. See “Description of Fathom’s Capital Stock—Preferred Stock” and “Description of Fathom’s Capital Stock—Authorized but Unissued Capital Stock” above.

Business Combinations with Interested Stockholders. In general, Section 203 of the DGCL, an anti- takeover law, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the DGCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

We have opted out of Section 203 of the DGCL.

Other Limitations on Stockholder Actions. Our Bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary containing, among other things, the following:

•	the stockholder’s name and address;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership;

•	the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons;

•	a description of any agreement, arrangement or understanding reached with respect to shares of our stock, such as borrowed or loaned shares, short positions, hedging or similar transactions;

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting; and

•	any material interest of the stockholder in such business.

The Bylaws set out the timeliness requirements for delivery of notice.

In order to submit a nomination for our Board, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We plan to enter into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Forum Selection

Our Charter provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our Charter or our Bylaws; or

•

any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Charter is inapplicable or unenforceable.

Stockholder Registration Rights

Under the terms of the Registration Rights Agreement, Fathom granted to the Legacy Fathom Owners, Sponsor and certain other former Altimar II equityholders customary demand, shelf and piggyback registration rights. Fathom is required to file within thirty days of the Closing a shelf registration statement registering the public resale of the shares of common stock of Fathom (“Shelf Registration Statement”), and cause the Shelf Registration Statement to be declared effective as promptly as practicable after the filing thereof and no later than the earlier of (A) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Shelf Registration Statement, the 90th calendar day following the filing thereof) and (B) the 10th business day after the date Fathom is notified (orally or in writing, whichever is earlier) by the SEC that it will not review the Shelf Registration Statement. See “Certain Relationships and Related Party Transactions—Registration Rights Agreement.” The PIPE Investors also have been granted certain, customary registration rights pursuant to the Subscription Agreements.

Warrants

Public Warrants. Each whole Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the Altimar II IPO and 30 days after the completion of the Business Combination, which occurred on December 23, 2021, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of Class A common stock. This means only a whole Warrant may be exercised at a given time by a Warrant holder. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade. The Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, which occurred on December 23, 2021, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A common stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and we will not be obligated to issue a share of Class A common stock upon exercise of a Warrant unless the Class A common stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the Class A common stock underlying such unit.

We have filed with the SEC registration statements for the registration, under the Securities Act, of the Warrants and the common stock issuable upon exercise of the Warrants, and we will use our commercially reasonable efforts to maintain the effectiveness of such registration statements and a current prospectus relating to those shares of Class A common stock until the Warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if our Class A common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Warrants, but we will use our commercially reasonably efforts to register or qualify for sale the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A common stock issuable upon exercise of the Warrants is not effective by the 60th day after the Closing of the Business Combination, Warrant holders were permitted to, until such time as there was an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each Warrant holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value and (B) 0.361 per Warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average per share price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the Warrant Agent.

Redemption of Warrants when the price per share of Class A common stock equals or exceeds $18.00

Once the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each Warrant holder; and

•

if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “—Warrants—Public Warrants—Anti-Dilution Adjustments”) for any twenty (20) trading days within a thirty (30)-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our Warrants. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the excess of the “fair market value” of our Class A common stock over the exercise price of the Warrants by (y) the fair market value and (B) 0.361 per Warrant.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Warrant holder to pay the exercise price for each Warrant being exercised. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described below under the heading “—Warrants—Public Warrants—Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.

Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00

Once the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•

at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below; and

•

if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described below under the heading “—Warrants—Public Warrants—Anti-Dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes and in “—Redemption of Warrants when the price per share of Class A common stock equals or exceeds $18.00” above based on volume weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “—Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the Warrant after such adjustment and the denominator of which is the exercise price of the Warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of Warrants)	Fair Market Value of Class A common stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 of a share of Class A common stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 of a share of Class A common stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 of a share of Class A common stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A common stock.

This redemption feature differs from the typical Warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of Warrants for cash (other than the Private Placement Warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the Class A common stock is trading at or above $10.00 per public share, which may be at a time when the trading price of our Class A common stock is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants when the price per share of Class A common stock equals or exceeds $18.00.” Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input as of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the Warrant holders.

As stated above, we can redeem the Warrants when the Class A common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the Class A common stock is trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their Warrants for Class A common stock if and when such Class A common stock was trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the Class A common stock pursuant to the Warrant Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the Class A common stock, the Company will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Redemption Procedures

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A common stock issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A common stock is increased by a capitalization or share dividend payable in Class A common stock, or by a split-up of shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering made to all or substantially all holders of Class A common stock entitling holders to purchase Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A common stock) and (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A common stock on account of such Class A common stock (or other securities into which the Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A common stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, or (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a shareholder vote to amend our Charter with respect to any provision relating to the rights of holders of our Class A common stock, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share subdivision, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A common stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by shareholders of the Company as provided for in our Charter) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A common stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in the Altimar II IPO prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders. A copy of the Warrant Agreement, which was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, contains a complete description of the terms and conditions applicable to the Warrants.

The Warrant holders do not have the rights or privileges of holders of shares and any voting rights until they exercise their Warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional Warrants were issuable upon separation of the Altimar II units and only whole Warrants will trade. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the units in the Altimar II IPO. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) were not transferable, assignable or salable until 30 days after the completion of the Business Combination (except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Warrants included in the units being sold in the Altimar II IPO. Any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Placement Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” means the average reported closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant Agent.

Transfer Agent, Warrant Agent and Registrar.

The transfer agent and registrar for the Fathom’s Class A common stock and the Warrant Agent for the Warrants is Continental Stock Transfer & Trust Company.

Listing.

Our Class A Shares and our Warrants to purchase Class A Shares are listed on The New York Stock Exchange under the symbols “FATH” and “FATH.WS,” respectively.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the applicable Selling Securityholders from time to time of up to 152,893,484 shares of Class A common stock and up to 9,900,000 Private Placement Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock or Private Placement Warrants, as applicable, set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the entities and persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A common stock and Private Placement Warrants, as applicable, other than through a public sale.

The following table sets forth, as of January 14, 2022, the names of the Selling Securityholders and the number of shares of Class A common stock and Private Placement Warrants, as applicable, they wished to be covered by this registration statement and eligible for sale under this prospectus. Since the filing of the original registration statements to which this prospectus relates, any Selling Securityholder may have sold or transferred some or all of the securities listed below with respect to such Selling Securityholder, and may in the future sell or transfer some or all of the securities listed below in transactions exempt from the registration requirements of the Securities Act rather than pursuant to this prospectus. We cannot advise you as to whether any of the Selling Securityholders will in fact sell any or all of such shares of Class A common stock and Private Placement Warrants, as applicable.

	Before the Offering		Offered Hereby		After the Offering
Name of Selling Securityholder	Number of Shares of Class A Common Stock Owned Prior to Offering (including shares of Class A Common Stock Underlying Private Placement Warrants, as applicable)	Number of Private Placement Warrants Owned Prior to Offering	Number of Shares of Class A Common Stock (including shares of Class A Common Stock Underlying Private Placement Warrants, as applicable) Being Offered Hereby	Number of Private Placement Warrants Being Offered Hereby	Number of Shares of Class A Common Stock (including shares of Class A Common Stock Underlying Private Placement Warrants, as applicable)%		Number of Private Placement Warrants	%
CORE Industrial Partners Fund I, L.P. (1)	68,095,391	—	68,095,391	—	—	—	—	—
CORE Industrial Partners Fund I Parallel, LP (2)	25,144,880	—	25,144,880	—	—	—	—	—
Siguler Guff Small Buyout Opportunities Fund Ill (T), LP (3)	2,471,425	—	2,471,425	—	—	—	—	—
Siguler Guff Small Buyout Opportunities Fund Ill, LP (4)	9,234,662	—	9,234,662	—	—	—	—	—
Siguler Guff Small Buyout Opportunities Fund Ill (F), LP (5)	1,671,937	—	1,671,937	—	—	—	—	—
Siguler Guff Small Buyout Opportunities Fund Ill (C), LP (6)	252,397	—	252,397	—	—	—	—	—
Siguler Guff Small Buyout Opportunities Ill (UK), LP (7)	64,246	—	64,246	—	—	—	—	—
Siguler Guff HP Opportunities Fund II, LP (8)	2,595,862	—	2,595,862	—	—	—	—	—
Siguler Guff Americas Opportunities Fund, LP (9)	1,477,668	—	1,477,668	—	—	—	—	—
Keidl Family Holdings, Inc. (10)	2,927,074	—	2,927,074	—	—	—	—	—
Kemeera Holdings, Inc. (11)	3,405,263	—	3,405,263	—	—	—	—	—
ICO Products, LLC (12)	3,743,751	—	3,743,751	—	—	—	—	—
Robert L. Nardelli (13)	155,998	—	155,998	—	—	—	—	—
Oldcut, Inc. (14)	3,515,495	—	3,515,495	—	—	—	—	—
SBOF IV Incodema Holdings, LLC (15)	826,297	—	826,297	—	—	—	—	—
Southern Methodist University (16)	2,353,451	—	2,353,451	—	—	—	—	—
Fat Stacks, LLC (17)	2,460,864	—	2,460,864	—	—	—	—	—
Dahlquist Machine Holdco, Inc. (18)	615,228	—	615,228	—	—	—	—	—
Altimar Sponsor II LLC (19)	15,815,000	9,900,000	15,815,000	9,900,000	—	—	—	—

	Before the Offering		Offered Hereby		After the Offering
Name of Selling Securityholder	Number of Shares of Class A Common Stock Owned Prior to Offering (including shares of Class A Common Stock Underlying Private Placement Warrants, as applicable)	Number of Private Placement Warrants Owned Prior to Offering	Number of Shares of Class A Common Stock (including shares of Class A Common Stock Underlying Private Placement Warrants, as applicable) Being Offered Hereby	Number of Private Placement Warrants Being Offered Hereby	Number of Shares of Class A Common Stock (including shares of Class A Common Stock Underlying Private Placement Warrants, as applicable)%		Number of Private Placement Warrants	%
Kevin Beebe (20)	17,500	—	17,500	—	—	—	—	—
Payne Brown (21)	17,500	—	17,500	—	—	—	—	—
Rick Jelinek (22)	17,500	—	17,500	—	—	—	—	—
Roma Khanna (23)	17,500	—	17,500	—	—	—	—	—
Michael Rubenstein (24)	17,500	—	17,500	—	—	—	—	—
Vijay Sondhi (25)	17,500	—	17,500	—	—	—	—	—
Michael Vorhaus (26)	17,500	—	17,500	—	—	—	—	—
Dyal Capital Partners IV (B), L.P. (27)	2,000,000	—	2,000,000	—	—	—	—	—
HPS Partners Holdings II, LLC (28)	1,000,000	—	1,000,000	—	—	—	—	—
The Scott B. Kapnick 2016 Revocable Trust (29)	1,000,000	—	1,000,000	—	—	—	—	—
Exor Special Opportunities Master Fund (30)	1,000,000	—	1,000,000	—	—	—	—	—
Highbridge SPAC Opportunity Fund, L.P. (31)	373,013	—	373,013	—	—	—	—	—
Highbridge Tactical Credit Master Fund, L.P. (32)	376,987	—	376,987	—	—	—	—	—
The Private Shares Fund (33)	500,000	—	500,000	—	—	—	—	—
The Harry & Jeanette Weinberg Foundation (34)	500,000	—	500,000	—	—	—	—	—
Andrew H. Sieja Living Trust (35)	50,000	—	50,000	—	—	—	—	—
CBL Investments LLC (36)	200,000	—	200,000	—	—	—	—	—

(1)

Consists of (i) 63,377,883 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 4,717,507 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is 150 N. Riverside Plaza, Suite #2050, Chicago, IL 60606.

(2)

Consists of (i) 22,420,144 shares of Class A common stock, and (ii) 2,724,736 Earnout Shares. The business address of the Selling Securityholder is 150 N. Riverside Plaza, Suite #2050, Chicago, IL 60606.

(3)

Consists of(i) 2,300,994 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 170,431 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is 200 Park Avenue, 23rd Floor, New York, NY 10166.

(4)	Consists of (i) 8,597,214 shares of Class A common stock and (ii) 637,448 Earnout Shares. The business address of the Selling Securityholder is 200 Park Avenue, 23rd Floor, New York, NY 10166.
(5)	Consists of (i) 1,556,527 shares of Class A common stock and (ii) 115,410 Earnout Shares. The business address of the Selling Securityholder is 200 Park Avenue, 23rd Floor, New York, NY 10166.
(6)	Consists of (i) 234,974 shares of Class A common stock and (ii) 17,422 Earnout Shares. The business address of the Selling Securityholder is 200 Park Avenue, 23rd Floor, New York, NY 10166.

(7)	Consists of (i) 59,812 shares of Class A common stock and (ii) 4,435 Earnout Shares. The business address of the Selling Securityholder is 200 Park Avenue, 23rd Floor, New York, NY 10166.
(8)	Consists of (i) 2,416,676 shares of Class A common stock and (ii) 179,187 Earnout Shares. The business address of the Selling Securityholder is 200 Park Avenue, 23rd Floor, New York, NY 10166.
(9)	Consists of (i) 1,375,668 shares of Class A common stock and (ii) 102,000 Earnout Shares. The business address of the Selling Securityholder is 200 Park Avenue, 23rd Floor, New York, NY 10166.
(10)

Consists of (i) 2,726,156 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 200,918 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is I009 Admiralty Parade, Naples, FL 34102.

(11)

Consists of (i) 3,169,706 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 235,556 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is 497 Del Amigo Road, Danville, CA 94526.

(12)

Consists of (i) 3,484,423 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 259,329 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is 6415 Angola Road, Holland, OH43528.

(13)

Consists of (i) 145,192 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 10,806 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is 1250 W. Garmon Road, NW, Atlanta, GA 30327.

(14)

Consists of(i) 3,270,699 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 247,796 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is 300 Portland Point, Lansing, NY 14882.

(15)

Consists of (i) 786,758 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 57,538 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is 200 Park Avenue, 23rd Floor, New York, NY 10166.

(16)

Consists of (i) 2,189,571 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 163,880 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is 6116 N. Central Expressway, Suite 1210, Dallas, TX 75206.

(17)

Consists of (i) 2,289,262 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 171,602 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is 1951 W. 155th Place, Broomfield, CO80023.

(18)

Consists of (i) 572,357 shares of Class A common stock that may be issuable upon the exchange of the same number of New Fathom Units (and shares of Class B common stock), and (ii) 42,901 shares of Class A common stock that may be issuable upon the exchange of Earnout Units (with a corresponding number of shares of Class B common stock). The business address of the Selling Securityholder is 21133 Basalt Street NW, Nowthen, MN 55330.

(19)

Consists of (i) 4,647,500 shares of Class A common stock held by the Sponsor directly following the closing of the Business Combination, (ii) 9,900,000 shares of Class A common stock which may be acquired by the Sponsor upon the exercise of the Sponsor’s Private Placement Warrants and (iii) 1,267,500 Sponsor Earnout Shares. Altimar Sponsor II, LLC is a Delaware limited liability company. The business address of the Selling Securityholder is 40 West 57th Street, 33rd Floor, New York, NY 10019.

(20)

Consists of I7,500 shares of Class A common stock held directly by Kevin Beebe, a U.S. citizen. The business address of the Selling Securityholder is 40 West 57th Street, 33rd Floor, New York, NY !0019.

(21)

Consists of 17,500 shares of Class A common stock held directly by Payne Brown, a U.S. citizen. The business address of the Selling Securityholder is 40 West 57th Street, 33rd Floor, New York, NY !0019.

(22)

Consists of 17,500 shares of Class A common stock held directly by Rick Jelinek, a U.S. citizen. The business address of the Selling Securityholder is 40 West 57th Street, 33rd Floor, New York, NY !0019.

(23)

Consists of 17,500 shares of Class A common stock held directly by Roma Khanna, a U.S. citizen. The business address of the Selling Securityholder is 40 West 57th Street, 33rd Floor, New York, NY 10019.

(24)

Consists of 17,500 shares of Class A common stock held directly by Michael Rubenstein, a U.S. citizen. The business address of the Selling Securityholder is 40 West 57th Street, 33rd Floor, New York, NY 10019.

(25)

Consists of 17,500 shares of Class A common stock held directly by Vijay Sondhi, a U.S. citizen. The business address of the Selling Securityholder is 40 West 57th Street, 33rd Floor, New York, NY 10019.

(26)

Consists of 17,500 shares of Class A common stock held directly by Michael Vorhaus, a U.S. citizen. The business address of the Selling Securityholder is 40 West 57th Street, 33rd Floor, New York, NY 10019.

(27)

The General Partner of Dyal Capital Partners IV (B), L.P. is NB Dyal Associates IV LP. Blue Owl Capital, Inc. is the controlling shareholder of Blue Owl Capital GP LLC which is the General Partner of Blue Owl Capital Carry LP, which in turn is the Manager of Dyal GP Holdings LLC, which in turn is the General Partner of Dyal Associates IV LP. The principal business address of this Selling Securityholder is 1290 Avenue of the Americas, New York, NY 10104.

(28)

Scott B. Kapnick is the manager of HPS Investment Partners, LLC and HPS Partners Holdings II, LLC. The principal business address of this Selling Securityholder is 40 West 57th Street, 33rd Floor, New York, NY 10019.

(29)	The principal business address of this Selling Securityholder is 4000 Rum Row, Naples, FL 34102.
(30)

Exor Special Opportunities Master Fund is managed by Exor Capital LLP. Nikhil Srinivasan, Ashish Kaushik and Makarious Lambrianou exercise voting and investment power over the shares registered hereby on behalf of Exor Capital LLP. The principal business address is 2nd Floor, Block E, Iveagh Court, Harcourt Road, Dublin D02 YT22.

(31)

Highbridge Capital Management, LLC, the trading manager of Highbridge SPAC Opportunity Fund, L.P. (the “Highbridge SPAC Fund”), may be deemed to be the beneficial owner of the shares held by the Highbridge SPAC Fund. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Highbridge SPAC Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(32)

Highbridge Capital Management, LLC, the trading manager of Highbridge Tactical Credit Master Fund, L.P. (the “Highbridge Fund”), may be deemed to be the beneficial owner of the shares held by the Highbridge Fund. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Highbridge Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(33)

Kevin Moss, the President of the Private Shares Fund, exercise voting and investment power over the shares registered hereby on behalf of the Private Shares Fund. As a result, Mr. Moss may be deemed to be the beneficial owner of the shares held by the Private Shares Fund. Mr. Moss disclaims beneficial ownership of the shares registered hereby, except to the extent of his pecuniary interest therein. The principal business address is 100 Wall Street, 20th Floor, New York, NY 10005.

(34)

Jonathan Hook and Charles David Gilmore have the authority to exercise voting and investment control over the shares registered hereby on behalf of the Harry & Jeanette Weinberg Foundation. As a result, Messrs. Hook and Gilmore may be deemed to share beneficial ownership of the shares held by this Selling Securityholder. Each of Messrs. Hook and Gilmore disclaim beneficial ownership of the shares registered hereby, except to the extent of their pecuniary interest therein. The principal business address is 7 Park Center Court, Owings Mills, MD 21117.

(35)

Andrew H. Seija, the trustee of the Andrew H. Seija Living Trust, exercises voting and investment power over the shares owned by the trust. As a result, Mr. Seija may be deemed to be the beneficial owner of the shares registered hereby. The principal business address of this Selling Securityholder is 836 N. Paulina Street #301, Chicago, IL 60622.

(36)

Christopher Lorenzen may be deemed to be the beneficial owner of the shares owned by CBL Investments LLC. Mr. Lorenzen disclaims beneficial ownership of the shares registered hereby, except to the extent of his pecuniary interest therein. The principal business address is 800 S. Point Drive, Unit 804, Miami Beach, FL 33139.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock and Warrants, which we refer to collectively as our securities. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of our securities pursuant to this offering and hold our securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our securities and any consideration received by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our securities;

•	persons holding our securities shares as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of Class A common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock. Upon a sale or other taxable disposition of our Class A common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its Class A common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock so disposed of exceeds one year. Long-term capital gains recognized by non- corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A common stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock generally will equal the U.S. Holder’s acquisition cost (or, in the case of Class A common stock received upon exercise of a warrant, the U.S. Holder’s initial basis for such Class A common stock, as discussed below), less any prior distributions treated as a return of capital.

Exercise of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A common stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A common stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Class A common stock received generally should equal the holder’s adjusted tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock generally would include the holding period of the warrant.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Class A common stock received would equal the sum of the exercise price and the U.S. Holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant.

Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant. Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A common stock), or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders—Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a

Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of Warrants for Class A common stock described in this prospectus under “Description of Securities—Warrants—Public Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Class A common stock. Your aggregate initial tax basis in the shares of Class A common stock received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the shares of Class A common stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.

Possible Constructive Distributions. The terms of each Warrant provide for an adjustment to the number of shares of Class A common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Our Securities—Warrants—Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders—Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A common stock equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our securities who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. Holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of our securities, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock and Warrants” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock and Warrants. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our securities shares unless:

•

the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our securities, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such Holder on the sale, exchange or other disposition of our Class A common stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or Warrants from such Selling Stockholder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the business combination is completed.

Possible Constructive Distributions. The terms of each Warrant provide for an adjustment to the number of shares of Class A common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Our Securities—Warrants—Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a Non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A common stock which is taxable to such holders as a distribution. A Non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders—Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Class A common stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Class A common stock and Warrants. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” generally impose withholding at a rate of 30% on payments of dividends (including constructive dividends) in respect to our securities which are held by or through certain foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Accordingly, the entity through which our Class A common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Class A common stock held by an investor that is a non-financial Non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30% unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provide certain information regarding the entity’s “substantial United States owners” which will in turn be provided to the U.S. Department of Treasury. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits.

Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.- source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

Possible Legislative Tax Changes

The foregoing summary of federal income tax law reflects provisions of recent legislation. However, because, Treasury Regulations and other official interpretations have not been issued with respect to a number of such provisions, their meaning is uncertain. In addition, legislation has been or may be proposed in Congress that might have a substantial and adverse effect on U.S. and Non-U.S. Holders. U.S. and Non-U.S. Holders should consult with their own professional advisers as to all current and possible future proposals with respect to federal, state and local tax legislation and the effect, if any, that such legislation may have on an investment in our common stock and Warrants. In addition, the U.S. federal income tax rate (and any other applicable tax rates) may increase during the ownership of the common stock and Warrants and negatively affect the after-tax returns of the U.S. and Non-U.S. Holders. Among other proposed tax changes, the current U.S. presidential administration has proposed increasing the U.S. corporate income tax from its current 21% rate.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 152,893,234 shares of Class A common stock and up to 9,900,00 Private Placement Warrants by the Selling Securityholders from time to time, and the issuance by us of up to 18,525,000 shares of Class A common stock that are issuable upon exercise of the Warrants. The Selling Securityholders will pay any underwriting discounts and commission and expenses incurred by the Selling Securityholders for brokage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of their securities. We are required to pay all fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus.

We will not receive any of the proceeds from the sale of these securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. We will receive up to an aggregate of $213.0 million from the exercise of the Warrants (and the related issuance by us of shares of Class A common stock underlying the Warrants).

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before their expiration date by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A common stock or Private Placement Warrants or interests in our Class A common stock or Private Placement Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A common stock or Private Placement Warrants or interests in our Class A common stock or Private Placement Warrants on any stock exchange, market or trading facility on which shares of our Class A common stock or Private Placement Warrants are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Private Placement Warrants are not listed on any stock exchange and we do not intend to list the Private Placement Warrants on any exchange or stock market.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a distribution by a Selling Securityholder or its affiliates to its partners, members or stockholders;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholder will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer to make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

To the extent required, the shares of our Class A common stock or Private Placement Warrants to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of shares of our Class A common stock or Private Placement Warrants, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our Class A common stock or Private Placement Warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Class A common stock or Private Placement Warrants short and deliver these securities to close out their short positions, or loan or pledge the Class A common stock or Private Placement Warrants to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transactions).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over all a lot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In that case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Fathom’s shares of Class A common stock are currently listed on the NYSE under the symbol “FATH” and its Public Warrants are currently listed on the NYSE under the symbol “FATH.WS.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker- dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Winston & Strawn LLP has passed upon the validity of the securities offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP (“GT”), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act that is incorporated by reference into the registration statement, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.fathommfg.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INFORMATION INCORPORATED BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below which have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 7, 2023 (our “Annual Report”);

•

our Current Reports on Form 8-K, filed with the SEC on (i)  March  31, 2023 (relating to the second amendment of our Credit Agreement), (ii) March 31, 2023 (relating to the then pending departure of a former executive officer), (iii) March 31, 2023 (relating to release of our preliminary unaudited financial results for the quarter and full year ended December 31, 2022 (excluding Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereof) and (iv)  April 4, 2023;

•	our Current Report on Form 8-K/A, filed with the SEC on February 24, 2023 (relating to our Current Report on Form 8-K, filed with the SEC on July 13, 2022); and

•	the description of our securities filed with the SEC as Exhibit 4.1 to our Quarterly Report for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.

We have filed with the SEC this registration statement under the Securities Act of 1933, as amended, covering the Class A Shares to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.fathommfg.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, WI 53029

Attn: Investor Relations

FATHOM DIGITAL MANUFACTURING CORPORATION

52,423,250 Shares of Class A Common Stock

9,900,000 Warrants to Purchase Shares of Class A Common Stock

18,525,000 Shares of Class A Common Stock Underlying Warrants to Purchase Class A Common Stock

90,570,234 Shares of Class A Common Stock Underlying Class B Common Stock

PROSPECTUS

April    , 2023

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. Neither we nor the Selling Securityholders are making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with this offering:

Securities and Exchange Commission Registration Fee	$81,620.42	*
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Financial Printing and Miscellaneous Expenses		**

TOTAL		**

*

Registration fees of $78,103.38 and $3,517.04 were previously paid in connection with the Prior Registration Statements relating to the portion of the securities covered by the Prior Registration Statements that are included in this registration statement on Form S-3 in accordance with Rule 429 under the Securities Act. Accordingly, there is no registration fee due in connection with this registration of such securities hereby.

**

Fees and expenses will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

Our certificate of incorporation and bylaws provide that Fathom will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of Fathom or any predecessor of Fathom, or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee or agent at the request of Fathom or any predecessor of Fathom.

Our bylaws provide for mandatory indemnification to the fullest extent permitted by DGCL against all expenses (including attorney’s fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements.

Our certificate of incorporation eliminates the liability of a director of Fathom to the fullest extent under applicable law. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

The Registrant’s directors and executive officers are covered by insurance maintained by Fathom against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. In addition, Fathom has entered into contracts with its directors and executive officers providing indemnification of such directors and executive officers by Fathom to the fullest extent permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

The following exhibits are included with this filing or incorporated by reference as listed herein:

EXHIBIT INDEX

Exhibit No.	Description
†2.1	Business Combination Agreement, dated as of July 15, 2021, by and among Altimar Acquisition Corp. II, Fathom Holdco, LLC and the other parties thereto (incorporated by reference to Annex C of the proxy statement/prospectus contained in and forming a part of Altimar II’s Registration Statement on Form S-4 (File No. 333-259639), as amended by Amendment No. 3 thereto filed on November 30, 2021).

†2.2	Amendment No. 1 to Business Combination Agreement, dated as of November 16, 2021, by and among Altimar II, Fathom Holdco, LLC and the other parties thereto (incorporated by reference to Exhibit 2.1 to Altimar II’s Current Report on Form 8-K filed with the SEC on November 16, 2021).

3.1	Certificate of Domestication of Altimar Acquisition Corp. II. (incorporated by reference to Exhibit 3.1 to Fathom’s Current Report on Form 8-K filed with the SEC on December 30, 2021).

3.2	Certificate of Incorporation of Fathom Digital Manufacturing Corporation (incorporated by reference to Exhibit 3.2 to Fathom’s Current Report on Form 8-K filed with the SEC on December 30, 2021).

Exhibit No.	Description

3.3	Amended and Restated Bylaws of Fathom Digital Manufacturing Corporation (incorporated by reference to Exhibit 3.3 to Fathom’s Current Report on Form 8-K filed with the SEC on December 30, 2021).

4.1	Second Amended and Restated Limited Liability Company Agreement of Fathom Holdco, LLC, dated as of December 23, 2021 (incorporated by reference to Exhibit 10.4 to Fathom’s Current Report on Form 8-K filed with the SEC on December 30, 2021).

4.2	Investor Rights Agreement, dated as of December 23, 2021, by and among Fathom Digital Manufacturing Corporation and the other parties thereto (incorporated by reference to Exhibit 10.2 to Fathom’s Current Report on Form 8-K filed with the SEC on December 30, 2021).

4.3	Warrant Agreement, dated February 4, 2021, by and between Altimar Acquisition Corp. II and Continental Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.1 of Altimar II’s Current Report on Form 8-K filed on February 9, 2021).

4.4	Forfeiture and Support Agreement, by and among Altimar Sponsor II, LLC, Altimar Acquisition Corp. II, Fathom Holdco, LLC and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Altimar Acquisition Corp. II (Fathom’s predecessor) with the SEC on July 19, 2021.

4.5	Amendment to Forfeiture and Support Agreement, dated as of November 16, 2021, by and among Altimar Sponsor II, LLC, Altimar Acquisition Corp. II, Fathom Holdco, LLC and the other parties thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Altimar Acquisition Corp. II (Fathom’s predecessor) with the SEC on November 16, 2021).

4.6	Registration Rights Agreement, dated as of December 23, 2021, by and among Fathom Digital Manufacturing Corporation, Altimar Sponsor II, LLC and the other parties thereto (incorporated by reference to Exhibit 10.3 to Fathom’s Current Report on Form 8-K filed with the SEC on December 30, 2021).

5.1	Opinion of Winston & Strawn LLP. (incorporated by reference to Exhibit 5.1 of Fathom’s Registration Statement on Form S-1 (File No. 333-262189 or File No. 333-262194, as applicable), filed with the SEC on January 14, 2022).

*23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the initial filing of the applicable Prior Registration Statement on Form S-1).

*107.1	Filing Fee Table.

**101.INS	XBRL Instance Document—the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

**101.SCH	Inline XBRL Taxonomy Extension Schema Document.

**101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

**101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

**101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

**101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

**104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith

**	Previously filed
†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i), 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes that, (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartland, WI, on April 13, 2023.

FATHOM DIGITAL MANUFACTURING CORPORATION (Registrant)

By:	/s/ Ryan Martin
Name: Ryan Martin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment on Form S-3 has been signed below by the following persons in the capacities indicated below as of April 13, 2023.

Name	Title

/s/ Ryan Martin Ryan Martin	Director and Chief Executive Officer (Principal Executive Officer)

* Mark Frost	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Carey Chen	Director

* TJ Chung	Director

* Dr. Caralynn Nowinski Collens	Director

* Adam DeWitt	Director

* David Fisher	Director

* Maria Green	Director

* Peter Leemputte	Director

* John May	Director

* Robert Nardelli	Director

*By:	/s/ Ryan Martin
Ryan Martin
Attorney-in-fact